Exhibit 99.1
United Fire Group, Inc. to Participate in the Sidoti & Company Investor Conference
CEDAR RAPIDS, IOWA – March 23, 2021 – United Fire Group, Inc. (Nasdaq: UFCS) ("UFG"), today announced that the Company will be participating in the Sidoti & Company Virtual Investor Conference being held on March 24 and 25, 2021. UFG's management team is scheduled to present at 3:15pm Eastern Time on Wednesday March 24, 2021.
A live webcast and presentation materials will be available on the Company's website at https://ir.ufginsurance.com/events-and-presentations/event-calendar. Online attendees will be able to submit questions as part of a virtual Q&A session. Additionally, management will also participate in virtual one-on-one meetings with investors during the conference.
About UFG
Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.

Through our subsidiaries, we are licensed as a property and casualty insurer in 50 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.

For more information about UFG, visit www.ufginsurance.com or contact:

Randy Patten, AVP and Controller, 319-286-2537 or IR@unitedfiregroup.com